Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Wayne D. Mackie	Jim Buckley
Executive Vice President, CFO	Executive Vice President
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES FIRST-QUARTER
FISCAL 2010 FINANCIAL RESULTS

Challenging Environment Results in Lower-Than-Expected Revenue and Profitability;
Company Announces Further Cost-Cutting Initiatives

BOSTON, March 18, 2010 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing management, economic and financial consulting services, today announced financial results for its fiscal first quarter, the twelve weeks ended February 19, 2010.

Revenue for the first quarter of fiscal 2010 was $58.8 million, compared with $65.8 million for the first quarter of fiscal 2009.  Non-GAAP revenue for the first quarter of fiscal 2010 was $57.8 million compared with $64.3 million in the same period of fiscal 2009.

Net income for the first quarter of fiscal 2010 was $266,000, or $0.02 per diluted share, compared with net income of $534,000, or $0.05 per diluted share, in the first quarter of fiscal 2009.  Non-GAAP net income for the first quarter of fiscal 2010 was $446,000, or $0.04 per diluted share, compared with non-GAAP net income of $1.9 million, or $0.18 per diluted share, in the first quarter of fiscal 2009.

A complete reconciliation between revenue, net income and net income per share on a GAAP and non-GAAP basis, for the first quarters of fiscal 2010 and fiscal 2009 is provided in the financial tables at the end of this release.

Comments on the First Quarter

“Our first-quarter performance was well below our expectations,” said Paul Maleh, CRA’s President and Chief Executive Officer.  “Clients remained cautious with their spending and this affected most areas of our business.  The momentum that we saw late in fiscal 2009 within our Management Consulting business did not carry through to the first quarter.  Our litigation-related business remained sluggish, running at approximately the same utilization we experienced during the fourth quarter.  Although there were some bright spots this quarter, among them our European Competition group and a few of our smaller practices, this growth was not substantial enough to offset the declines we experienced across a number of our larger practices.  As a result, our utilization rate was 60%.”

“We are taking comprehensive steps to more closely align our costs and staffing levels with our revenue,” Maleh said.  “Unanticipated slowdowns in our practices are always challenging, because they require us to strike a balance between resolving short-term overcapacity and maintaining the resources we need to capitalize on future opportunities and deliver the highest quality services that our clients expect.  Therefore, the actions we are taking to improve operating margins and utilization will be carefully targeted, so as not to jeopardize longer-term growth prospects in both our emerging and core practices.  We are in the process of closing our Houston office and shifting certain consultants to other locations, restructuring selected practice areas, better aligning staffing levels with our revenue, and renegotiating certain office leases where we have excess space.  We have also eliminated or will not fill positions in our administrative operations.  As a result of the actions we are taking, we anticipate a reduction in total headcount of 47 positions, including 36 from our consulting operations.  We expect these actions to result in a restructuring charge of between $4.9 million and $5.5 million in the second quarter of fiscal 2010, and approximately $8.9 million in annualized savings.”

Outlook

“Long term, we believe the dynamics of our industry and its underlying fundamentals continue to provide growth opportunities,” said Maleh.  “While we are encouraged by the fact that our project lead flow and proposal streams in the first quarter were consistent with recent historical trends, we are focused on converting these opportunities into revenue-generating assignments.  Due to the active lead flow in Management Consulting and Litigation, we are confident that we will rebound from this slowdown and we are anticipating higher corresponding revenue in the quarters ahead.”

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 9:00 a.m. ET to discuss its first-quarter 2010 financial results.  To listen to a live webcast of the call, please visit the Company’s website at http://www.crai.com prior to the event’s broadcast.  To listen to the call via telephone, dial (201) 689-8881 or (877) 709-8155.  Interested parties unable to participate in the live call may access an archived version of the webcast on CRA’s website.

In combination with this press release, CRA is providing prepared remarks by its CFO Wayne Mackie under “Conference Call Materials” in the investor relations section on the Company’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, and financial consulting, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout North America, Europe, the Middle East, and Asia. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at http://www.crai.com.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP revenue, non-GAAP net income, and non-GAAP net income per share.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations.  The Company believes that presenting its financial results excluding these restructuring costs, foreign currency exchange loss attributable to the liquidation of the Company’s Australian-based operations, and NeuCo’s results is important to investors and management because it is more indicative of its ongoing operating results and financial condition.

These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the first quarter of fiscal 2010, the Company has excluded NeuCo’s results.  For the first quarter of fiscal 2009, the Company has excluded certain restructuring costs, the foreign exchange effect attributable to the liquidation of the Company’s Australian-based operations, and NeuCo’s results.

Statements in this press release concerning the future business, operating results, estimated cost savings, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering and stock-based compensation, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s business consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s periodic filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

(In thousands, except per share data)

	Twelve Weeks Ended February 19, 2010			Twelve Weeks Ended February 20, 2009 (as revised) (4)
		Adjustments to			Adjustments to		Adjustments to
	GAAP	GAAP Results	Non-GAAP	GAAP	GAAP Results		GAAP Results	Non-GAAP
	Results	(NeuCo) (1)	Results	Results	(Restructuring)		(NeuCo) (1)	Results

Revenues	$58,846	$1,084	$57,762	$65,821	$—		$1,511	$64,310
Costs of services	40,454	374	40,080	43,069	523	(2)	933	41,613
Gross profit (loss)	18,392	710	17,682	22,752	(523)		578	22,697

Selling, general and administrative expenses	15,794	1,155	14,639	17,268	256	(2)	909	16,103
Depreciation and amortization	1,258	41	1,217	1,913	—		182	1,731
Income (loss) from operations	1,340	(486)	1,826	3,571	(779)		(513)	4,863

Interest and other income (expense), net	(805)	(30)	(775)	(964)	(390	)(3)	(33)	(541)
Income (loss) before benefit (provision) for income taxes	535	(516)	1,051	2,607	(1,169)		(546)	4,322
Benefit (provision) for income taxes	(436)	169	(605)	(2,261)	—		121	(2,382)
Net income (loss)	99	(347)	446	346	(1,169)		(425)	1,940
Net income (loss) attributable to noncontrolling interest, net of tax	167	167	—	188	—		188	—
Net income (loss) attributable to CRA International, Inc.	$266	$(180)	$446	$534	$(1,169)		$(237)	$1,940

Net income per share attributable to CRA International, Inc.:
Basic	$0.02		$0.04	$0.05				$0.18
Diluted	$0.02		$0.04	$0.05				$0.18

Weighted average number of shares outstanding:
Basic	10,654		10,654	10,559				10,559
Diluted	10,835		10,835	10,657				10,657

(1) These adjustments include activity related to NeuCo in the Company’s GAAP results.

(2) During the twelve weeks ended February 20, 2009, the Company incurred pre-tax expenses of $0.8 million associated with an employee workforce reduction designed to reduce the Company’s operating expense and improve its utilization rate.

(3) During the twelve weeks ended February 20, 2009, the Company recognized $0.4 million in foreign currency exchange loss related to liquidation of the Company’s Australian-based operations.

(4) These amounts are revised based upon the Company’s adoption of FASB Accounting Standards Codification Topic 470-20, “Debt”, which was formerly referred to as FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”.  This standard changed the accounting treatment for convertible debt instruments.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	February 19,	November 28,
	2010	2009
		(as revised) (1)
Assets
Cash and cash equivalents and short-term investments	$113,289	$106,484
Accounts receivable and unbilled, net	76,341	88,222
Other current assets	33,553	35,076
Total current assets	223,183	229,782

Property and equipment, net	18,155	19,050
Goodwill and intangible assets, net	145,304	148,126
Other assets	25,264	25,153
Total assets	$411,906	$422,111

Liabilities and shareholders’ equity
Current liabilities	$72,365	$79,092
Long-term liabilities	85,590	87,304
Total liabilities	157,955	166,396

Total shareholders’ equity	253,951	255,715
Total liabilities and shareholders’ equity	$411,906	$422,111

(1) These amounts are revised based upon the Company’s adoption of FASB Accounting Standards Codification Topic 470-20, “Debt”, which was formerly referred to as FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”.  This standard changed the accounting treatment for convertible debt instruments.